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                                                                    Exhibit 10.1

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of January 7, 2000 ("ESCROW AGREEMENT"), is by and among RED HAT, INC., a Delaware corporation ("PARENT"), MIAMI ACQUISITION CORP., a North Carolina corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), CYGNUS SOLUTIONS, a California corporation ("CYGNUS"), MICHAEL TIEMANN (the "SECURITYHOLDER AGENT"), and FIRST UNION NATIONAL BANK, a national banking association, as Escrow Agent hereunder ("ESCROW AGENT").

                                   BACKGROUND

         A. Parent, Merger Sub and Cygnus have entered into an Agreement and Plan of Reorganization (the "UNDERLYING AGREEMENT"), dated as of November 15, 1999, pursuant to which Merger Sub will merge with and into Cygnus, with Cygnus surviving the merger and becoming a wholly-owned subsidiary of Parent (the "MERGER"). The Underlying Agreement provides that Merger Sub will deposit 1,086,893 shares of Parent Common Stock (the "ESCROW SHARES") into an escrow account to be available to reimburse Parent, its officers, directors, agents or Affiliates (including Cygnus as the surviving corporation in the Merger) for certain losses pursuant to Section 8.2(a) of the Underlying Agreement.

         B. Escrow Agent has agreed to accept, hold, and disburse the Escrow Fund (as defined below) in accordance with the terms of this Escrow Agreement.

         C. Pursuant to the Underlying Agreement, the stockholders of Cygnus receiving shares of Parent Common Stock upon the consummation of the Merger (the "CYGNUS STOCKHOLDERS") have appointed the Securityholder Agent to represent them for all purposes in connection with the reimbursement provisions of the Underlying Agreement and this Escrow Agreement. The number of Escrow Shares deposited on behalf of each Cygnus Stockholder is set forth in SCHEDULE B attached hereto.

         D. In order to establish the escrow of the Escrow Shares and to effect the reimbursement provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

                             STATEMENT OF AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:


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                  1. DEFINITIONS. Capitalized terms used in this Escrow
Agreement and not otherwise defined shall have the meanings given to them in the Underlying Agreement. The following terms shall have the following meanings when used herein:

                  "BUSINESS DAY" shall mean any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are closed.

                  "CLAIM" shall mean a claim for a Loss or Losses by Parent pursuant to the Underlying Agreement.

                   "ESCROW PERIOD" shall mean the period commencing on the date hereof and ending on the date which is the one year anniversary of the Closing Date (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that such period shall not terminate with respect to such amount (or some portion thereof) that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in
SECTION 4 below, to satisfy any unsatisfied Claims concerning facts and circumstances existing prior to the termination of such period specified in any Officer's Certificate delivered to the Escrow Agent on or before 5:00 p.m., California Time, on the Expiration Date.

                  "ESTIMATED CLAIM AMOUNT" shall mean the amount designated by the Parent to be the amount of any Claim for which an Officer's Certificate has been delivered. Escrow Agent shall have no liability or responsibility to question or determine the accuracy or the reasonableness of any Estimated Claim Amount.

                  "OFFICER'S CERTIFICATE" shall mean a written notification, signed by an officer of the Parent, which shall include (A) a statement that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, (B) a statement specifying in reasonable detail the amount of the Estimated Claim Amount, the date such amount was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such amount is related, (C) the sequential number of such Claim in relation to all Officer's Certificates delivered hereunder, (D) the date of such Officer's Certificate, and (E) the aggregate Estimated Claim Amounts of all Claims as to which Officer's Certificates have been delivered. Each Officer's Certificate also shall include a certification by the officer of the Parent that the Claim is being made pursuant to the Underlying Agreement and this Escrow Agreement.

                  2. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. Parent, Cygnus, Merger Sub and the Securityholder Agent hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrow Shares in accordance with SECTION 3 below, agrees to hold and disburse the Escrow Fund (as defined below) in accordance with this Escrow Agreement.


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                  3. DEPOSIT OF ESCROW SHARES. As soon as practicable after the
Effective Time, the Escrow Shares will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Escrow Agreement and not as property of Parent and shall hold and disperse the Escrow Fund only in accordance with the terms hereof.

                  4. CLAIMS.

                           (a)      CLAIMS UPON ESCROW FUND.

                                    (i) Upon receipt by the Escrow Agent at any
                  time on or before the expiration of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 4(b) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to the Estimated Claim Amount.

                                    (ii) For the purposes of determining the
                  number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 4(a)(i) hereof, the shares of Parent Common Stock shall be valued at $90.575 per share.

                          (b) OBJECTIONS TO CLAIMS. At the time of delivery of
any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Shares pursuant to Section 4(a) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 4(a) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the Claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                          (c) RESOLUTION OF CONFLICTS; ARBITRATION.

                                    (i) In case the Securityholder Agent shall
                  so object in writing to any Claim or Claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and


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                  shall distribute shares of Parent Common Stock from the Escrow
                  Fund in accordance with the terms thereof.

                                    (ii) If no such agreement can be reached
                  after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators, which arbitration shall be the exclusive forum for resolution of Claims as provided herein. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any Claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Escrow Agreement, and notwithstanding anything in Section 4(b) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                                    (iii) Judgment upon any award rendered by
                  the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 4(c), in any arbitration hereunder in which any Claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Parent the sum of one-half (1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the Miami Stockholders as represented by the Securityholder Agent shall be deemed to be the "Non-Prevailing Party". The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys'


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                  fees and costs, incurred by the other party to the
                  arbitration, independent of the Escrow Fund.

                           (d) ACTIONS OF THE SECURITYHOLDER AGENT. A decision,
act, consent or instruction of the Securityholder Agent with respect to the Escrow Shares, the Escrow Fund or this Escrow Agreement shall constitute a decision of all the Cygnus Stockholders for whom a portion of the Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such stockholder. The Escrow Agent, Parent, Cygnus and Merger Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

                           (e) THIRD PARTY CLAIMS.

                                    (i) If any third party shall notify Parent
                  or its Affiliates with respect to any matter (hereinafter referred to as a "THIRD PARTY CLAIM") which may give rise to a Claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; PROVIDED, HOWEVER, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Cygnus Stockholders from any obligation hereunder unless the Securityholder Agent and the Cygnus Stockholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Cygnus Stockholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                                    (ii) In case any Third Party Claim is
                  asserted against Parent or its Affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 4(e)(i) hereinabove, the Securityholder Agent and the Cygnus Stockholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Cygnus Stockholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                                    a) Parent has reasonably determined that
                           Losses which may be incurred as a result of the Third Party Claim do not exceed either


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                           individually, or when aggregated with all other Third
                           Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 4(a)(ii) hereof;

                                    b) the Third Party Claim involves only money
                           damages and does not seek an injunction or other equitable relief;

                                    c) settlement of, or an adverse judgment
                           with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                                    d) counsel selected by the Securityholder
                           Agent is reasonably acceptable to Parent.

                           If the Securityholder Agent and the Cygnus
                  Stockholders so assume any such defense, the Securityholder Agent and the Cygnus Stockholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Cygnus Stockholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its Affiliates, as applicable. The parties acknowledge that any Third Party Claim relating to Taxes, Intellectual Property or Company Products is likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent.

                                    (iii) In the event that the Securityholder
                  Agent assumes the defense of the Third Party Claim in accordance with Section 4(e)(ii) above, Parent or its Affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its Affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                                    (iv) In the event that the Securityholder
                  Agent fails or elects not to assume the defense of Parent or its Affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 4(e)(ii) above, Parent or its Affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder


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                  Agent. In the event that the Securityholder Agent is not
                  entitled to assume the defense of Parent or its Affiliates against such Third Party Claim pursuant to Section 4(e)(ii) above, Parent or its Affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its Affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); PROVIDED, HOWEVER, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the Claim against the Escrow Fund. In each case, Parent or its Affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Cygnus Stockholders will cooperate with Parent or its Affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

                  (f) EXPIRATION OF ESCROW PERIOD. Upon the expiration of the Escrow Period, Escrow Agent shall not disburse the Escrow Shares unless and until the Escrow Agent receives a letter from an officer of the Parent instructing the Escrow Agent to (a) retain a specified number of Escrow Shares to pay in full all Estimated Claim Amounts, if any, that have not been resolved at such time and (b) distribute to the Cygnus Stockholders, as promptly as practicable, in accordance with such letter, the specified number of Escrow Shares then remaining in the Escrow Fund in proportion to their respective original contributions to the Escrow Fund (as set forth on SCHEDULE B attached hereto).

                  5.       DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP.

                  (a) DIVIDENDS. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the deemed record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                  (b) RECORD HOLDERS. Each Cygnus Stockholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock) while such shares are held in the Escrow Fund.


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                  6. DISBURSEMENT INTO COURT. If, at any time, there shall exist any dispute between the Securityholder Agent and the Parent with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Fund or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Securityholder Agent and the Parent have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to SECTION 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and/or

                  (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all shares held by it in the Escrow Fund for holding and disposition in accordance with the instructions of such court.

Escrow Agent shall have no liability to Securityholder Agent, Parent, Cygnus, Merger Sub, their respective shareholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Fund or any delay in or with respect to any other action required or requested of Escrow Agent.

                  7. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty
(30) days' prior written notice to the Securityholder Agent and Parent or may be removed, with or without cause, by the Securityholder Agent and Parent, acting jointly, at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Securityholder Agent and Parent jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.


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                  8. LIABILITY OF ESCROW AGENT.

                  (a) Escrow Agent shall have no liability or obligation with respect to the Escrow Fund except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Fund in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which the Escrow Fund is deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Parent shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  (b) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Fund, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Fund is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  9. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Escrow Agreement, Parent shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "INDEMNIFIED PARTIES") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and


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after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Securityholder Agent, any Cygnus Stockholder or Parent, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; PROVIDED, HOWEVER, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Parent in writing, and Parent shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Parent shall be required to pay such fees and expenses if (a) Parent agrees to pay such fees and expenses, or (b) Parent shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) the Securityholder Agent, Cygnus any Cygnus Stockholder or Parent is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Parent, any Cygnus Stockholder and/or Securityholder Agent, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Parent, any such stockholder or Securityholder Agent. Parent shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing.
All such fees and expenses payable by Parent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Parent upon demand by such Indemnified Party. The obligations of Parent under this SECTION 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  The parties agree that the payment by Parent of any claim by Escrow Agent for indemnification hereunder shall not impair, limit, modify, or affect, as between the Securityholder Agent, the Cygnus Stockholders and Parent, the respective rights and obligations of the Securityholder Agent and the Cygnus Stockholders, on the one hand, and Parent, on the other hand, under the Underlying Agreement.


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                  10. FEES AND EXPENSES OF ESCROW AGENT. Parent shall compensate
Escrow Agent for its services hereunder in accordance with SCHEDULE A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this SECTION 10 shall be payable by Parent upon demand by Escrow Agent. The obligations of Parent under this SECTION 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  11.      REPRESENTATIONS AND WARRANTIES.

                  (a) Securityholder Agent makes the following representations and warranties to Escrow Agent:

                           (i) The execution, delivery, and performance by Securityholder Agent of this Escrow Agreement is in accordance with the Underlying Agreement;

                           (ii) Securityholder Agent has been duly appointed to act as the representative of the Cygnus Stockholders hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any required documents, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as required under this Escrow Agreement, all without further consent or direction from, or notice to, any Cygnus Stockholder or any other party; and

                           (iii) All of the representations and warranties of Securityholder Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Fund.

                  (b) Parent and Merger Sub make the following representations and warranties to Escrow Agent:

                           (i) Parent and Merger Sub are corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation and have full power and authority to execute and deliver this Escrow Agreement and to perform their obligations hereunder;

                           (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Parent and Merger Sub, including any necessary shareholder approval, has been executed by duly authorized officers of

                           Parent and Merger Sub, and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable in accordance with its terms;

                           (iii) The execution, delivery, and performance by Parent and Merger Sub of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Parent and Merger Sub, any applicable law or regulation, any court order or administrative ruling or decree to which Parent or Merger Sub is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which Parent or Merger Sub is a party or any of its property is subject;

                           (iv) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares deposited into the Escrow Fund or any part thereof; and

                           (v) All of the representations and warranties of Parent and Merger Sub contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Fund.

                  (c) Cygnus makes the following representations and warranties to Escrow Agent:

                           (i) Cygnus is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                           (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Cygnus, including any necessary shareholder approval, has been executed by duly authorized officers of Cygnus, and constitutes a valid and binding agreement of Cygnus, enforceable in accordance with its terms;

                           (iii) The execution, delivery, and performance by Cygnus of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Cygnus, any applicable law or regulation, any court order or administrative ruling or decree to which Cygnus is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which Cygnus is a party or any of its property is subject;

                           (iv) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares deposited in the Escrow Fund or any part thereof; and

                           (v) All of the representations and warranties of Cygnus contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Fund.

                  12. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

                  13. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

                  If to Securityholder
                  Agent at:                          Michael Tiemann
                                                     1362 Montclaire Way
                                                     Los Altos, California 94024
                                                     Facsimile Number:

     If to Parent or
     Cygnus at:                         Red Hat, Inc.
                                        Meridian Parkway
                                        Durham, North Carolina 27713
                                        ATTENTION: David Shumannfang, Esq.
                                        Facsimile Number: (919) 547-0024

     with a copy to:                    Testa, Hurwitz & Thibeault, LLP
                                        125 High Street
                                        Boston, MA  02110
                                        ATTENTION: Steven C. Browne, Esq.
                                        Facsimile Number: (617) 248-7100

     If to the Escrow
     Agent at:                          First Union National Bank
                                        as Escrow Agent
                                        401 S. Tryon Street
                                        12th Floor
                                        Charlotte, NC  28288
                                        ATTENTION: Mr. James Long
                                        Facsimile Number: (704) 383-7316

or to such other address as each party may designate for itself by like notice.

                  14. AMENDMENT OR WAIVER. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Securityholder Agent, Parent and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  15. SEVERABILITY. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

                  16. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.

                  17. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding and disbursement of the Escrow Fund and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Fund.

                  18. BINDING EFFECT. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Securityholder Agent, Parent, Merger Sub, Cygnus and Escrow Agent.

                  19. EXECUTION IN COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

                  20. TERMINATION. Upon the first to occur of the disbursement of all shares in the Escrow Fund pursuant to SECTION 4 hereof or the disbursement of all shares in the Escrow Funds into court pursuant to SECTION 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Fund.

                  21. DEALINGS. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Parent and become pecuniarily interested in any transaction in which the Parent may be interested, and contract and lend money to the Parent and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Parent or for any other entity.

                  22. MISCELLANEOUS. All references in this Escrow Agreement to days shall mean calendar days. All actions required to be performed by the Escrow Agent under this Escrow Agreement on a day which is not a Business Day shall be performed on the next Business Day.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

                       PARENT

                       RED HAT, INC.

                       /s/ Matthew Szulik
                       -----------------------------------
                       By:      Matthew Szulik
                       Title:   President and Chief Executive Officer

                       MERGER SUB

                       MIAMI ACQUISITION CORP.

                       /s/ Matthew Szulik
                       -----------------------------------
                       By:      Matthew Szulik
                       Title:   President

                       CYGNUS

                       CYGNUS SOLUTIONS

                       /s/ Alex Daly
                       -----------------------------------
                       By:      Alex Daly
                       Title:   President and Chief Executive Officer

                       SECURITYHOLDER AGENT


                       /s/ Michael Tiemann
                       -----------------------------------
                       Name:  Michael Tiemann

                       FIRST UNION NATIONAL BANK
                       AS ESCROW AGENT

                       /s/ Patricia McCool
                       -----------------------------------
                       By:  Patricia McCool
                       Title: Assistant Vice President

                                   SCHEDULE A

                                SCHEDULE OF FEES

                     ESCROW AGENT OR STANDBY TRUST SERVICES

                                  RED HAT, Inc.
                                 November, 1999

I.     ACCEPTANCE FEE                                          $500 PER ESCROW

       Initial fee for reviewing documents, communication with counsel and other parties connected with the financing, setting up accounts and administration records.

       Legal Review                                            Billed at Cost
       (Not Applicable with FUNB's standard escrow agreement)

II.    ANNUAL ADMINISTRATION FEE                               $2,000 PER ESCROW

       Day-to-day administration of governing documents, maintenance of investments, communications with obligor and providing statements, calculation agent for the holders (approximately 153) and other duties defined in the Escrow Agreement.

III.   OUT-OF-POCKET EXPENSES                                  BILLED AT COST

       Advance or Out-of-Pocket expenses including but not limited to postage, legal, telephone, freight, courier and express mail.

IV.    INVESTMENT MANAGEMENT OPTIONS

       A.  Securities Transactions                          $50 Per Transaction
           (Buy/Sell/Collateral Substitution)

       B.  Automatic Cash Management                 35 Basis Points, Annualized
           (First Union Evergreen, US Treasury                     Net of Income
            Select Money Market Fund)

V.     ACTIVITY CHARGES (IF APPLICABLE)

       A.  Wire Transfers / Assignment Processing                $50 Per Wire
       B.  Check Disbursements                                   $15 Per Check
       C.  Distribution of cash dividend and tax reporting       $30.00 per
                                                                 account holder

                                   SCHEDULE B

                      Escrow Schedule from Merger Agreement